As filed with the Securities and Exchange Commission on October 9, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SJW GROUP

(Exact name of registrant as specified in its charter)

Delaware	77-0066628
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 West Taylor Street

San Jose, California 95110

(Address of principal executive offices) (Zip Code)

Connecticut Water Service, Inc. 2014 Performance Stock Program

Connecticut Water Service, Inc. 2004 Performance Stock Program

Connecticut Water Service, Inc. 1994 Performance Stock Program

(As Assumed by SJW Group)

(Full title of the Plan(s))

Suzy Papazian

General Counsel and Corporate Secretary

c/o SJW Group

110 West Taylor Street

San Jose, California 95110

(Name and address of agent for service)

(405) 279-7800

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Connecticut Water Service, Inc. 2014 Performance Stock Program Common Stock, par value $0.001 per share	62,033 shares (1)	$69.60 (4)	$4,317,496.80 (4)	$560.41
Connecticut Water Service, Inc. 2004 Performance Stock Program Common Stock, par value $0.001 per share	67,153 shares (2)	$69.60 (4)	$4,673,848.80 (4)	$606.67
Connecticut Water Service, Inc. 1994 Performance Stock Program Common Stock, par value $0.001 per share	26,836 shares (3)	$69.60 (4)	$1,867,785.60 (4)	$242.44
Aggregate Amount to be Registered:	156,022 shares		Aggregate Registration Fee:	$1,409.52

(1)

Represents shares of common stock of SJW Group (the “Registrant”) issuable pursuant to the Connecticut Water Service, Inc. 2014 Performance Stock Program (as amended, the “2014 Plan”) at the time of its assumption by Registrant on the effective date of the merger contemplated pursuant to that certain Second Amended and Restated Agreement and Plan and Merger by and among Connecticut Water Service, Inc., Registrant and Hydro Sub, Inc., dated as of August 5, 2018 (as amended from time to time, the “Merger Agreement”), and (i) any additional shares that become issuable under the 2014 Plan by reason of any stock dividend, stock split or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) an estimated number of shares of common stock issuable pursuant to dividend equivalent rights that will accrue on awards under the 2014 Plan in connection with cash dividends declared in the future by the Registrant on its shares of common stock.

(2)

Represents shares of common stock of Registrant issuable pursuant to the Connecticut Water Service, Inc. 2004 Performance Stock Program (as amended, the “2004 Plan”) at the time of its assumption by Registrant on the effective date of the merger contemplated pursuant to Merger Agreement, and (i) any additional shares that become issuable under the 2004 Plan by reason of any stock dividend, stock split or other similar transaction pursuant to Rule 416(a) under the Securities Act and (ii) an estimated number of shares of common stock issuable pursuant to dividend equivalent rights that will accrue on awards under the 2004 Plan in connection with cash dividends declared in the future by the Registrant on its shares of common stock.

(3)

Represents shares of common stock of Registrant issuable pursuant to the Connecticut Water Service, Inc. 2004 Performance Stock Program (as amended, the “1994 Plan”) at the time of its assumption by Registrant on the effective date of the merger contemplated pursuant to Merger Agreement, and (i) any additional shares that become issuable under the 1994 Plan by reason of any stock dividend, stock split or other similar transaction pursuant to Rule 416(a) under the Securities Act and (ii) an estimated number of shares of common stock issuable pursuant to dividend equivalent rights that will accrue on awards under the 1994 Plan in connection with cash dividends declared in the future by the Registrant on its shares of common stock.

(4)

Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price have been computed based upon the average of the high and low closing sales price per share of Registrant’s common stock on October 8, 2019 as reported by the New York Stock Exchange.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Commission on February 27, 2019;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2019 and March 31, 2019 filed with the Commission on July 26, 2019 and April 26, 2019, respectively;

(c)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)

The description of the Registrant’s common stock which is contained in the Registration Statement on Form 8-A (File No. 001-08966) filed with the Commission on October 31, 2005 and Amendment No.  1 to Form 8-A (File No. 001-08966) filed with the Commission on November 15, 2016, including any amendments or reports the Registrant files for purposes of updating that descriptions.

All reports and definitive proxy or information statements, if any, filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The Registrant’s certificate of incorporation and bylaws, each as amended, provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The Registrant also has indemnification agreements with its directors and officers. In addition, the Registrant maintains liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Instruments Defining the Rights of Shareholders. Reference is made to Registrant’s Registration Statement on Form 8-A (File No. 001-08966) filed with the Commission on October 31, 2005 and Amendment No. 1 to Form 8-A (File No. 001-08966) filed with the Commission on November 15, 2016, describing the Registrant’s common stock, which is incorporated herein by reference pursuant to Item 3 to this Registration Statement.

4.2	Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, by and among SJW Group, Hydro Sub, Inc. and Connecticut Water Service, Inc. Incorporated by reference as Exhibit 2.1 to Form 8-K filed with the Commission on August 6, 2018.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	Connecticut Water Service, Inc. 2014 Performance Stock Program.

99.2	Connecticut Water Service, Inc. 2004 Performance Stock Program.

99.3	Connecticut Water Service, Inc. 1994 Performance Stock Program.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 2014 Plan, the 2004 Plan and the 1994 Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Instruments Defining the Rights of Shareholders. Reference is made to Registrant’s Registration Statement on Form 8-A (File No. 001-08966) filed with the Commission on October 31, 2005 and Amendment No. 1 to Form 8-A (File No. 001-08966) filed with the Commission on November 15, 2016, describing the Registrant’s common stock, which is incorporated herein by reference pursuant to Item 3 to this Registration Statement.

4.2	Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, by and among SJW Group, Hydro Sub, Inc. and Connecticut Water Service, Inc. Incorporated by reference as Exhibit 2.1 to Form 8-K filed with the Commission on August 6, 2018.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	Connecticut Water Service, Inc. 2014 Performance Stock Program.

99.2	Connecticut Water Service, Inc. 2004 Performance Stock Program.

99.3	Connecticut Water Service, Inc. 1994 Performance Stock Program.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, in the State of California on this 9th day of October, 2019.

SJW GROUP

By:	/s/ James P. Lynch
James P. Lynch
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of SJW Group, a Delaware corporation, do hereby constitute and appoint James P. Lynch and Suzy Papazian, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric W. Thornburg Eric W. Thornburg	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 9, 2019

/s/ James P. Lynch James P. Lynch	Chief Financial Officer and Treasurer (Principal Financial Officer)	October 9, 2019

Signature	Title	Date

/s/ Wendy Avila-Walker Wendy Avila-Walker	Vice President of Finance, Controller and Assistant Treasurer (Principal Accounting Officer)	October 9, 2019

/s/ Katharine Armstrong Katharine Armstrong	Director	October 9, 2019

/s/ Walter J. Biship Walter J. Bishop	Director	October 9, 2019

/s/ Douglas R. King Douglas R. King	Director	October 9, 2019

/s/ Gregory P. Landis Gregory P. Landis	Director	October 9, 2019

/s/ Debra C. Man Debra C. Man	Director	October 9, 2019

/s/ Daniel B. More Daniel B. More	Director	October 9, 2019

/s/ Robert A Van Valer Robert A. Van Valer	Director	October 9, 2019